SUB-ITEM 77C


               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
                                PREMIER PORTFOLIO

A Special Meeting of Shareholders of Premier Portfolio, an investment portfolio of AIM Treasurer's Series Trust, a placeStateDelaware statutory trust ("Trust"), was held on February 29, 2008. The meeting was held for the following purposes:

     (1) Approve a new sub-advisory agreement between A I M Advisors, Inc. and each of AIM Funds Management, Inc.; INVESCO Asset Management Deutschland, GmbH; INVESCO Asset Management Ltd.; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.
     (2)(a) Approve modification of fundamental restriction on issuer diversification.
     (2)(b) Approve modification of fundamental restrictions on issuing senior securities and borrowing money.
     (2)(c) Approve modification of fundamental restriction on underwriting securities.
     (2)(d) Approve modification of fundamental restriction on industry concentration.
     (2)(e) Approve modification of fundamental restriction on real estate investments.
     (2)(f) Approve modification of fundamental restriction on purchasing or selling commodities.
     (2)(g) Approve modification of fundamental restriction on making loans.
     (2)(h) Approve modification of fundamental restriction on investment in investment companies.
     (3) Approve making the investment objective of the fund non-fundamental.

The results of the voting on the above matters were as follows:

                                                                                              VOTES      WITHHELD          BROKER
MATTER                                                                        VOTES FOR      AGAINST    ABSTENTIONS       NON-VOTES
(1)  Approve a new sub-advisory agreement between A I M
     Advisors, Inc. and each of AIM Funds Management,
     Inc.; INVESCO Asset Management Deutschland,
     GmbH; INVESCO Asset Management Ltd.; Invesco
     Asset Management (country-regionplaceJapan) Limited; Invesco
     Australia Limited; Invesco Global Asset Management
      (N.A.), Inc.; Invesco Hong Kong Limited; Invesco
     Institutional (N.A.), Inc.; and Invesco Senior Secured
     Management, Inc........................................................2,793,742,045   6,506,390   321,629,733     103,015,658

(2)(a) Approve modification of fundamental restriction on
        issuer diversification..............................................2,791,442,831   9,725,129   320,710,206     103,015,660

(2)(b) Approve modification of fundamental restrictions on
       issuing senior securities and borrowing money........................2,791,980,687   9,187,274   320,710,206     103,015,659

(2)(c) Approve modification of fundamental restriction on
       underwriting securities..............................................2,792,290,597   8,877,364   320,710,206     103,015,659

(2)(d) Approve modification of fundamental restriction on
       industry concentration...............................................2,792,242,281   9,136,241   320,499,646     103,015,658

(2)(e) Approve modification of fundamental restriction on
       real estate investments..............................................2,792,501,157   8,877,364   320,499,646     103,015,659

(2)(f) Approve modification of fundamental restriction on
       purchasing or selling commodities....................................2,610,268,302  191,110,219  320,499,646     103,015,659

(2)(g) Approve modification of fundamental restriction on
       making loans.........................................................2,792,501,157   8,877,364   320,499,646     103,015,659

(2)(h) Approve modification of fundamental restriction on
       investment in investment companies...................................2,610,032,947 191,345,574   320,499,646     103,015,659

(3) Approve making the investment objective of the fund
        non-fundamental.....................................................2,171,538,342 629,627,005   320,712,820     103,015,659

Other proposals, including election of trustees, were adjourned until March 28, 2008. Results from the adjourned meeting will be reflected in the next Form N-SAR filing..

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950134-07-026314.